UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2018

AMERICOLD REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(678) 441-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 — Other Events.

On September 13, 2018, Americold Realty Trust (the “Company”) and Americold Realty Operating Partnership, L.P. entered into an underwriting agreement, a copy of which is attached hereto as Exhibit 1.1 (the “Underwriting Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), and the selling shareholders named in Schedule B thereto (the “Selling Shareholders”), and Bank of America, N.A., as forward seller and forward purchaser, pursuant to which the Company issued 4,000,000 common shares of beneficial interest, $0.01 par value per share (the “Common Shares”) and the Selling Shareholders sold 32,849,000 Common Shares (including 5,589,000 Common Shares issued in connection with the Underwriters’ exercise in full of their option to purchase additional Common Shares) and pursuant to which Bank of America, N.A., as the forward purchaser (the “Forward Purchaser”) or its affiliate is expected to borrow and sell to the Underwriters an aggregate of 6,000,000 Common Shares pursuant to the letter agreement described below. The Common Shares issued by the Company and sold by the Selling Shareholders were sold at a public offering price of $24.50 per Common Share, which generated approximately $90.9 million in net proceeds to the Company after deducting the underwriting discount and estimated offering expenses payable by the Company and approximately $773.2 million in net proceeds to the Selling Shareholders after deducting the underwriting discount.

In addition, on September 13, 2018, the Company entered into a letter agreement, a copy of which is attached hereto as Exhibit 1.2 (the “Forward Sale Agreement”), pursuant to which the Forward Purchaser or its affiliate is expected to borrow and sell to the Underwriters an aggregate of 6,000,000 Common Shares that will be delivered in the offering.

As contemplated in the Company’s Registration Statement on Form S-11 (Registration No. 333-227282) and the related Registration Statement on Form S-11 (Registration No. 333-227331) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the Company intends to use the net proceeds from the sale of 4,000,000 Common Shares to initially increase cash on its balance sheet and for general corporate purposes, which may include funding recently announced development projects and the funding of other development, expansion and acquisition opportunities. The Company expects to use any cash proceeds that it receives upon settlement of the Forward Sale Agreement for general corporate purposes, which may include funding recently announced development projects, repayment of outstanding indebtedness and the funding of other development, expansion and acquisition opportunities.

Item 9.01 — Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 13, 2018, among the Company, Americold Realty Operating Partnership, L.P., a Delaware limited partnership, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Goldman Sachs and Co. LLC, as representatives of the several underwriters named in Schedule A thereto, and the selling shareholders named in Schedule B thereto, and Bank of America, N.A., as forward seller and forward purchaser

1.2	Letter Agreement, dated September 13, 2018, between the Company and Bank of America, N.A., regarding registered forward transaction

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2018

AMERICOLD REALTY TRUST

By:	/s/ Marc Smernoff
	Name:	Marc Smernoff
	Title:	Chief Financial Officer and Executive Vice President